UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2012

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On July 24, 2012, the Board of Directors of ScanSource, Inc. (the “Company”) appointed Mr. Gerald Lyons as the Company’s Senior Vice President of Finance and Principal Accounting Officer, effective immediately.

Mr. Lyons, 48, previously served as Vice President, Financial Business Systems, where he was actively involved in the implementation, management and oversight of the Company’s financial systems and processes. Mr. Lyons joined ScanSource in 2007 as Vice President, Corporate Controller, where he was responsible for guiding the operation of the accounting function, as well as the strategic direction of the accounting team.

Prior to joining ScanSource, Mr. Lyons worked with Moen Incorporated as a plant controller, global group controller and plant manager. He also served in various accounting and financial positions with Cooper Industries. Mr. Lyons received his MBA from Cleveland State University and a BS in Finance from Clemson University.

In connection with the appointment, Mr. Lyons entered into an employment agreement with the Company (the “Employment Agreement”) dated July 24, 2012. The effective date of the Employment Agreement is July 25, 2012 and the term of the agreement ends on June 30, 2014; provided, however, that if a change in control (as defined in the Employment Agreement) occurs during that period, the Employment Agreement will be effective until the later of June 30, 2014, or the first anniversary of the change in control.

The Employment Agreement provides for, among other things, a base salary of $250,000 per year and a bonus opportunity of up to $62,500 per year based on the Company’s return on invested capital, growth in operating income, and an accounts receivable aging metric determined by the Chief Financial Officer.

The Employment Agreement also provides that: (1) if Mr. Lyons’ employment is terminated by the Company other than for cause, death, disability or retirement (as defined in the agreement); (2) if Mr. Lyons’ employment is terminated due to the normal expiration of the employment period or is terminated within 60 days after the end of the employment period (for reasons other than cause, death, disability or retirement); or (3) if Mr. Lyons resigns for good reason (as defined in the agreement), the Company will be required to pay or provide Mr. Lyons his accrued salary and other amounts or benefits earned through the date of termination. In such instances, the Company will also be required to provide severance benefits consisting of a pro-rata annual bonus and a single year of compensation in an amount equal to the highest combined annual base salary and variable compensation earned by Mr. Lyons (including any amounts earned but deferred) during the three fiscal years prior to Mr. Lyons’ termination plus an additional month of severance benefits for every year, subject to a maximum of 12 additional months, after ten consecutive years of employment with the Company that Mr. Lyons has been employed by the Company prior to the date of termination. If Mr. Lyons’ employment termination occurs within 12 months after or otherwise in contemplation of a change in control, the severance benefits will consist of a pro-rata annual bonus and a single year of compensation in an amount equal to the highest combined annual base salary and variable compensation earned by Mr. Lyons (including any amounts earned but deferred) during the three fiscal years prior to his termination multiplied by two.

In addition, for up to 24 months following Mr. Lyons’ termination from employment, or earlier if he becomes entitled to receive medical and dental insurance benefits under another group plan, the Company will reimburse Mr. Lyons on a monthly basis for payments made by him toward medical and dental insurance benefits that are in excess of the monthly rates paid by active employees of the Company for such benefits. Mr. Lyons’ receipt of these severance benefits will be subject to his execution of a release of claims in a form customarily used by the Company upon a senior executive officer’s termination of employment.

If the Company does not renew Mr. Lyons’ Employment Agreement at the end of the term or enter into a new employment agreement with the same or similar terms as provided under the Employment Agreement at the end of the term, the Mr. Lyons may (1) voluntarily resign from employment with the Company as of the end of the term and the Company will be required to pay Mr. Lyons an amount equal to one times the highest combined annual base salary and variable compensation earned from the Company, including any amounts earned but deferred, in the last three fiscal years before the end of the term, or (2) Mr. Lyons may elect to continue employment with the Company on an at-will basis and, for a maximum of one year following the end of the term, receive the same annual base salary and incentive compensation opportunity as in effect during the last year of the Employment Agreement.

To the extent required by applicable law, the Employment Agreement provides that the Company shall have a clawback policy. In addition, the Employment Agreement requires Mr. Lyons not to, during the term of his employment and for a period of two years following the termination of employment: (a) disclose or use the Company’s confidential information or trade secrets; (b) compete with the Company; (c) solicit certain customers or suppliers and certain prospective customers or suppliers of the Company; (d) solicit certain employees to leave the Company; or (e) disparage the Company.

In addition, in connection with entering into the Employment Agreement, the Compensation Committee of the Company’s Board of Directors approved the grant of a restricted stock unit award (“Award”) to Mr. Lyons for 2,000 shares of the Company’s common stock, with the grant to occur on the grant date established by the Company’s equity grant policy. The Award is subject to, among other terms and conditions described in the restricted stock unit award agreement (“Award Agreement”) between the Company and Mr. Lyons, both service and performance requirements. The Award may vest in three tranches, one-third on each of the anniversaries of the grant date, as long as Mr. Lyons has been continuously employed by the Company through the date of vesting. The Award provides that if Mr. Lyons’ employment with the Company terminates due to death or disability or within 12 months after a change in control without cause or for good reason, the Award will be deemed earned and vested with respect to all of the shares underlying the Award as of the date of termination. If Mr. Lyons’ employment with the Company terminates for any other reason, then he will forfeit his Award (and the underlying shares) to the extent not vested and earned as of the date of termination of employment. The shares shall be issued under, and subject to the terms of, the Company’s Amended and Restated 2002 Long-Term Incentive Plan (or other applicable plan).

A copy of the Company’s press release dated July 24, 2012, announcing the appointment of Mr. Lyons, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by ScanSource, Inc. dated July 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: July 24, 2012	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by ScanSource, Inc. dated July 24, 2012.

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